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INDEPENDENT AUDITORS' CONSENT                                         EXHIBIT 11

MERRILL LYNCH SHORT-TERM GLOBAL INCOME FUND, INC.:


We consent to the use in Post-Effective Amendment No. 7 to Registration Statement No. 33-34476 of our reports dated December 6, 1995 and February 2, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Princeton, New Jersey

February 26, 1996